THE CROWN ENERGY LONG TERM EQUITY-BASED INCENTIVE PLAN

Section 1.        Purpose

Crown Energy Corporation, a Utah corporation (the "Company"), hereby establishes the Crown Energy Long Term Equity-Based Incentive Plan (the"Plan") to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers, directors and other key employees essential to the success of the Company; (ii) motivation of executive officers, directors and other key employees using performance-related incentives linked to long-range performance goals and the interests of Company shareholders; and (iii) enabling of such employees and directors to share in the long-term growth and success of the Company. The Plan permits the grant of Nonqualified Stock Options as the Board, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan.

Section 2.        Definitions

When used in the Plan, the following terms shall have the meanings set forth below:

2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

2.2 "Agreement" or "Option Agreement" means a written agreement between the Company and a Participant implementing the grant, and setting forth the particular terms, conditions and restriction of each Award.

2.3      "Award" means a grant under the Plan of Nonqualified Stock Options.

2.4 "Award Date" or "Grant Date" means the date on which an Award is made by the Board under the Plan.

2.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.7 "Cashless Exercise" means the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

2.8 "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

         (a) Any Person, corporation or other entity or group, including any "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner of Share of the Company having 20% (excluding those shares acquired by third parties through direct negotiations with the Board of Directors) or more of the total number of votes that may be cast for the election of directors of the Company; or

         (b) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets, sale of securities, contested election, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

         (c) If at any time: (i) the Company shall consolidate or merge with any other Person and the Company shall not be the continuing or surviving corporation; (ii) any Person shall consolidate or merge with the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be converted into, or exchanged for, stock or other securities of any other Person or cash or any other property; (iii) the



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                  Company  shall be a party to a statutory  share  exchange with any other Person after which the Company is a Subsidiary of any other Person; or (iv) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

2.9 "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.10 "Common Stock" or "Stock" means the Common Stock of the Company or such other security or right or instrument into which such Common stock may be changed or converted in the future.

2.11 "Company" means Crown Energy Corporation, including all Affiliates and wholly-owned subsidiaries, or any successor thereto.

2.12 "Designated Beneficiary" means the beneficiary designated by the Participant, pursuant to procedures established by the Board, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

2.13 "Directors" means any member of the Board or of any Subsidiary of the Company, regardless of whether he is an Executive Officer or Key Employee of the Company.

2.14 "Disability" means (i) the mental or physical disability of the Participant defined as "Disability under the terms of the Crown Energy Corporation Employee Long-Term Disability Income Plan, as amended from time to time in accordance with the provisions of such plan; or (ii) a determination by the Board, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve moths and appears to be permanent. All decisions by the Board relating to a Participant's Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.

2.15 "Divestiture" means the sale of, or closing by, the Company of the business operations in which the Participant is employed.

2.16 "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law as amended from time to time.

2.17 "Executive Officer" means any employee considered by the Board to be an Executive Officer.

2.18 "Fair Market Value" means, on any given date, the closing price of Stock as reported on the Electronic Bulletin Board.

2.19 "Full-time Employee" means an individual who is employed by the Company or a Subsidiary in a customary employer-employee relationship, is on the payroll of the Company or such Subsidiary, and is designated in the internal payroll or other records of the Company or a Subsidiary as a regular, full-time employee. This designation excludes all leased employees (within the meaning of Code Section 414(n)), part-time employees, temporary employees, or contract employees, as well as all consultants to, the Company.

2.20 "Key Employee" means a Full-time Employee who is an officer or other key employee of the Company or its Subsidiaries as designated or determined by the Board.

2.21 "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to qualify as, or constitute an Incentive Stock Option.

2.22     "Option" means a Nonqualified Stock Option.

2.23 "Participant' means a Key Employee or Director who has been granted an Award under the Plan.

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2.24     "Performance  Criteria"  means the objectives  established by the Board for a Performance Period, for the purpose of determining when an Award subject to such objectives has been earned.

2.25 "Performance Period" means the period of time established by the Board for the achievement of the Performance Criteria.

2.26     "Person"  shall  have the  meaning  ascribed  to such  term in  Section
         3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

2.27 "Plan" means the Crown Energy Corporation Long-Term Incentive Plan as herein established and as hereafter amended from time to time.

2.28 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37269 (May 30, 1996), or any successor rule as amended from time to time.

2.29 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

2.30 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.31     "Stock" or "Shares" means the Common Stock of the Company.

2.32 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

Section 3.     Administration

3.1 The Board. Consistent with the terms and conditions set forth herein, the Plan shall be administered and interpreted by the Board which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. In its sole and complete discretion the Board may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Board shall have the following specific power: (i) to determine the terms and conditions upon which Awards may be made and exercised; (ii) to determine the Participants to which Awards shall be made; (iii) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iv) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (v) to establish, amend, or waive rules or regulations for the Plan's administration; (vi) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any period of restriction; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Board may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

3.2 Board Decisions. Unless strictly and expressly prohibited by law, all determinations and decisions made by the Board pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

3.3 Rule 16b-3 and Section 162(m) Requirements. Notwithstanding any other provision of the Plan, the Board may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3 or Section 162(m).

Section 4.     Eligibility


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The Board  shall have sole and  complete  discretion  in  determining  those Key
Employees or Directors who shall participate in the Plan. The Board may request recommendations for individual awards from the Company's Chief Executive Officer.

Section 5.     Shares Subject to the Plan

5.1 Number of Shares. Subject to adjustment as provided for in Section 5.4 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 2,000,000 Shares. Shares of Common Stock may be available from the authorized but unissued Shares or Shares purchased in the open market for purposes of the Plan. Except as provided in Section 5.2 and 5.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

5.2 Lapsed Awards or Forfeited Shares. In the event that (i) any Option granted under the Plan terminates, expires, or lapses for any reason without having been exercised in accordance with its terms, the Options subject to such Award shall thereafter be again available for grant of an Award under the Plan.

5.3 Delivery of Shares as Payment. In the event a Participant pays for any Option through the delivery of previously acquired shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

5.4 Capital Adjustments. The Option Price and the aggregate number shall be subject to adjustment, if any, as the Board deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events are discussed in this Section 5.4, but such discussion is not intended to provide an exhaustive list of such events which may necessitate adjustments.

   (a) If the outstanding Shares are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution in respect to such Shares, for a different number or type of Shares, or if additional Shares or new or different Shares are distributed with respect to such Shares, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 5.1 herein, (ii) the type of shares or other securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

  (b) In the event other events not specified above in this Section 5.4, such as any extraordinary cash dividend, split- up, reverse split, spin-off, combination, exchange of share, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Board its discretion may make adjustments to any or all of (i) the number and type of shares which thereafter may be optioned and sold or awarded under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to the then outstanding Awards.

  (c)  Any  adjustment  made by the Board  pursuant  to the  provisions  of this
       Section 5.4 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

5.5 Award Limitations. The maximum aggregate number of Shares that may be awarded during any calendar year under this Plan shall not exceed 400,000, provided, that not more than 300,000 such Shares may be awarded to Key Employees or Directors who have served in such capacities for more than



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      six months prior to such Award. Awards of Shares which are not exercisable within the year in which they are Awarded shall not be counted against the aforementioned caps but rather shall be counted against the caps in the year in which such Awards vest.

 (b) No one Key Employee or Director may be awarded more than 500,000 Shares or Options under this Plan.

 (c) The limitations on Awards set forth in this Section 5.5 shall all be subject to adjustment for recapitalizations and similar events as set forth in Section 5.4.

Section 6.     Stock Options

6.1 Grant of Stock Options. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant Options to Participants as it shall determine. Subject to the limitations on Awards set forth in Sections 5.5(a) and (b), the Board shall have sole and complete discretion in determining the number of Options granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Options, including vesting conditions, the conditions under which the Option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Option Agreement.

6.2 Option Price. The exercise price per share of Stock covered by an Option ("Option Price") shall be determined on the Grant Date by the Board; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

6.3 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall determine, which will be specified in the Option Agreement and need not be the same for each Participant. However, no Option granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant, or a Change in Control), nor after the expiration of ten years from the Grant Date.

6.4 Method of Exercise. Options shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Board setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge) having a Fair Market Value at the time of exercise equal to the exercise price of the Shares, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. As soon as practicable, after receipt of written notice and full payment of the exercise price, the Company shall deliver to the Participant a stock certificate, issued in the Participant's name, evidencing the number of Shares with respect to which the Option was exercised.

Section 7.     Change in Control

Notwithstanding  any other  provision of this Plan,  in the event of a Change in
Control: (i) all outstanding Options shall immediately become fully vested and exercisable; (ii) all Periods of Restriction shall be deemed to have been completed; (iii) all Performance Criteria shall be deemed to have been satisfied in full; and (iv) all other restrictions of any kind applicable to all outstanding awards shall be deemed to have lapsed or been satisfied in full; provided that none of the effects described in (i) - (iv) above shall occur if the Change in Control, or the transaction, event or occurrence causing the Change in Control was duly and effectively approved in advance by the affirmative vote of a majority of the Company's Board of Directors.

Section 7.     General Provisions


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7.1   Plan Term.  The Plan was adopted by the Board on  September  2, 1997,  and became effective upon receiving shareholder approval on October 21, 1997. The Plan shall terminate December 31, 2006; however, all Awards made prior to, and which are outstanding on such date, shall remain valid in accordance with their terms and conditions.

7.2 Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Board may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair market Value to the amount required to be withheld.

7.3   Awards.  Each  Award  granted  under  the  Plan  shall be  evidenced  in a corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of a Change in Control, or death, Disability, Divestiture, retirement or other termination of employment or resignation from the Board of the Participant on the Award.

7.4 Nontransferability. Except with respect to Nonqualified Stock Options, no Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of any participant in an Award under this Plan.

7.5 No Right to Employment. Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Company.

7.6 Rights as Shareholder. Subject to the terms and conditions of each particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor having rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

7.7 Construction of the Plan. The Plan and all Agreements shall be governed, construed, interpreted and administered in accordance with the laws of the State of Utah. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid illegal or unenforceable provision or portion thereof. This Plan shall not be construed or interpreted as affecting in any manner the Employment Agreement dated January 29, 1996 between James
      A. Middleton and the Company. Options awarded to Mr. Middleton under this Plan shall be in addition to shares to Options granted under the foregoing Employment Agreement.

7.8 Amendment of Plan. The Board or the Board of Directors may not amend without prior Shareholder approval this Plan but may suspend, or terminate the Plan or any portion thereof at any time.

7.9 Amendment of Award. In its sole and complete discretion, the Board may at any time amend any Award for the following reasons: (i) additions and/or changes to the Code, any federal or state securities law, or other law or regulations applicable to the Award, are made prior to the Grant Date, and the Board determines that such additions and/or changes have some effect on the Award; or (ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment.

7.10 Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all Shares of Stock sold or awarded and all Options granted under this Plan shall be considered extraordinary, special incentive compensation and will not be included as "earning," "wages," "salary" or "compensation" in any pension, welfare, life insurance, or other employee benefit arrangement of the Company.

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7.11  Legend. In its sole and complete discretion, the Board may elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

7.12  Certain  Participants.  All Award Agreements for  Participants  subject to
      Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Board in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Board, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m).

      EXECUTED on this ___ day of ____________, 1997.

                       CROWN ENERGY CORPORATION


                       By:____________________________

















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